Exhibit 10.2

RENEWAL REVOLVING CREDIT NOTE

(the “Note”)

$5,000,000.00	Dated: April 23, 2010

FOR VALUE RECEIVED, the undersigned borrower, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Borrower”) promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), at 201 E. Kennedy Boulevard, Suite 1800, Tampa, Florida 33602, or at such other place as Lender may from time to time designate in writing, with payment due as provided herein and in the Revolving Credit Loan and Security Agreement dated February 8, 2008, as amended of even date herewith (collectively the “Credit Agreement”), the principal sum not to exceed $5,000,000.00, or so much thereof as has been disbursed for advances hereunder. This Note renews and supersedes its entirety that certain Revolving Credit Note dated Effective February 8, 2008, as modified by extension of maturity date to May 8, 2010.

Interest shall be paid from the date hereof on the principal outstanding from time to time at the Prime Rate plus one and one-half percent (1.50%) per annum, as set by Lender from time to time. The term “Prime Rate” is defined as the rate of interest announced by Lender as its “prime interest rate,” set by the management of Lender in its sole discretion from time to time for the guidance of its loan officers, whether or not such rate is otherwise published. Borrower hereby acknowledges that the Prime Rate is not a rate of interest intended to be charged to any particular type of borrower. The Prime Rate is utilized by Lender to serve an administrative function in the setting of interest rates, and does not represent the best or lowest rate of interest available to any borrower or class of borrowers. Interest will be calculated on the basis of a 360-day year for actual number of days lapsed during the calculation period.

Principal and interest shall be due and payable as follows:

(a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing May 23, 2010, and continuing on the same day of each month thereafter on the principal outstanding from time to time until the loan maturity date at which time the outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

(b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until this Note is terminated. At no time, however, shall the principal balance outstanding hereunder exceed $5,000,000.00. As provided in the Credit Agreement, the Note is to be utilized by Borrower on a revolving credit basis for short-term working capital needs.

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This Loan facility matures one (1) year from the date hereof. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement or in any other document or instrument delivered in connection therewith and following notice and the expiration of all cure periods (if any), all amounts then remaining unpaid on this Note may be declared to be immediately due and payable. Advances under this Note shall be requested by Borrower and evidenced as a debit to Borrower’s loan account.

Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Lender’s option first be applied to late charges, then to accrued interest, then to principal. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Lender to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

In the event that any payment of principal or interest is not made within ten (10) days after the date when due hereunder, it is hereby agreed that the Lender shall have the option of collecting five percent (5%) of the amount of each such delinquent payment; provided, however, such late fee shall not apply to the lump sum payment of the principal on the Maturity Date or the lump sum payment of principal upon acceleration. Said late charge and/or interest shall be immediately due and payable in full on demand by the Lender.

The terms and provisions of this Note are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that after default the maximum rate of interest charged under this Note not exceed the rate allowed to be charged under applicable law as changed from time to time which is applicable to this Note (hereinafter called the “Maximum Rate”).

In no event shall Lender have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Lender which would result in the rate of interest being charged or collected by the Lender being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Lender exceed the Maximum Rate (hereinafter called the “excess sum”) shall be credited as a payment of principal. If Borrower notifies Lender in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Lender during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Lender.

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The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum. Upon a failure by Borrower to repay principal upon demand by Lender made not less than ten (10) days after the date due hereunder, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the “Default Interest Rate”. In addition to the rights described in this paragraph, Lender shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Lender. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof, to the extent of such liability, hereby agree to pay all costs of collection, including reasonable attorneys’ fees and costs (including charges for paralegals and others working under the direction or supervision of Lender’s attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor’s proceedings or otherwise.

Borrower authorizes Lender, from time to time, to debit any account that Borrower may have with Lender in the name of Borrower, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Lender and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof. Borrower shall have no right of setoff against the Lender under this Note or any instrument securing this Note.

The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver of release of, any subsequent right, remedy or recourse as to a subsequent event.

Borrower, for itself and its successors and assigns, hereby: (a) expressly waives any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) agrees that Lender, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Note.

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BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER’S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

Borrower acknowledges that the above paragraph has been expressly bargained for by Lender as part of the loan evidenced hereby and that, but for Borrower’s agreement and the agreement of any other person liable for payment hereof, Lender would not have extended the loan for the term and with the interest rate provided herein.

If more than one party shall execute this Note, the term “Borrower”, as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its name on the day and year first above written.

THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

“BORROWER” ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation

By:	/s/ Michael Holmes
Michael Holmes, as its Chief Financial Officer (CORPORATE SEAL)

Documentary stamps in the amount required by Florida law for the Note renewed herein have been paid and stamps have been notate on the Original Note attached hereto.

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